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                           RESTRICTED STOCK AGREEMENT

         RESTRICTED STOCK AGREEMENT (this "AWARD AGREEMENT"), dated as of November 27, 2001 between AT&T Latin America Corp., a Delaware corporation (the "COMPANY"), and Patricio E. Northland (the "PARTICIPANT").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company has determined that it is in the interests of the Company and its share owners to grant to the Participant 2,000,000 shares (the "RESTRICTED STOCK") of its common stock, par value $.0001 per share, subject to the terms and conditions of this Award Agreement and the AT&T Latin America 2000 Long Term Incentive Plan (the "PLAN");

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual promises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. PLAN GOVERNS; DEFINITIONS. This Award Agreement is subordinate to, and the terms and conditions of the Restricted Stock granted hereunder are subject to, the terms and conditions of the Plan, which are made a part of and incorporated into this Award Agreement. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Capitalized terms used herein without definition shall have the respective meanings set forth in the Plan.

2. GRANT OF THE SHARES. Subject to all of the terms and conditions of this Agreement and the Plan, the Company hereby grants the Restricted Stock to the Participant. As soon as practicable, the Company shall deliver to the Participant a stock certificate or stock certificates registered in such Participant's name and representing the Restricted Stock, which certificate or certificates shall bear the following legend (and such other legend or legends as the Company (based upon the advice of counsel reasonably acceptable to the Participant) deems appropriate):

         "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE AT&T LATIN AMERICA 2000 LONG TERM INCENTIVE PLAN AND THE RESTRICTED STOCK AGREEMENT, DATED AS OF NOVEMBER __, 2001 AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT



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         ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE
         PROVISIONS OF SUCH PLAN AND SUCH RESTRICTED STOCK AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. "

         When and to the extent the Restriction Period lapses as provided in
         Section 5 herein, the Participant may request the Company to deliver to the Participant a certificate or certificates that do not bear such legend (but bearing such other legend or legends as the Company (based upon the advice of counsel reasonably acceptable to the Participant) deems appropriate).

         Notwithstanding the forgoing, the stock certificates evidencing the Restricted Stock shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition of the Restricted Stock award, the Participant shall deliver a stock power, endorsed in blank, relating to the shares covered by this Award Agreement.

         If the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Restricted Stock.

3.       RIGHTS AS SHAREHOLDER.

         a. VOTING RIGHTS. During the Restriction Period, the Participant may exercise full voting rights with respect to the Restricted Shares.

         b. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, the Participant shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were paid.

4.       RESTRICTIONS ON DISPOSITION OF SHARES.

         a. The Restricted Stock shall not be assignable or transferable except by will or the laws of descent and distribution; PROVIDED that the Committee may allow the Participant to transfer the Restricted Stock for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial



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                  interest, a foundation in which these persons (or the
                  Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests ("PERMITTED TRANSFEREES"). Except to the extent required by law, no right or interest of the Participant shall be subject to any lien, obligation or liability of the Participant. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of this Award Agreement between the Participant and the Company. The restrictions contained in this Section 4a. shall terminate with respect to the Applicable Percentage (as hereinafter defined) of the Restricted Stock during the Restriction Period.

         b. The Participant represents and warrants that he is acquiring the Restricted Stock solely for his own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Restricted Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Restricted Stock), except in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder, and in compliance with applicable state securities or "blue sky" laws and foreign securities laws, if any. Further, if any of the Restricted Stock are to be disposed of in accordance with Rule 144 promulgated under the Securities Act ("RULE 144"), the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition. Furthermore, the Participant acknowledges and agrees that, in the event that the Company files a registration statement under the Securities Act of 1933 with respect to an underwritten public offering of any shares of its capital stock, the Participant will not effect any public sale or distribution of any shares of the Restricted Stock (other than as part of such underwritten public offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, during the 20 days prior to and the 180 days after the effective date of such registration statement (if and to the extent so reasonably requested by the underwriters and if the underwriters similarly request such a holdback with respect to other executive officers). The Participant understands and acknowledges that any sale, transfer or other disposition of the Restricted Stock by him will be subject to compliance with, and may be limited under, the federal securities laws and/or state "blue sky" securities laws.



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5.       TERMINATION OF EMPLOYMENT.

         a. GENERAL RULE. Except as provided in Sections 5b. and 5c. herein, if the Participant's employment with the Company is terminated for any reason whatsoever on or prior to fifth anniversary hereof (the "RESTRICTION PERIOD"), the Participant shall forfeit the Restricted Stock to the Company.

         b. QUALIFYING TERMINATION OF EMPLOYMENT. The forfeiture provision described in Section 5a. shall lapse with respect to all of the Restricted Stock immediately upon the occurrence of a Qualifying Termination of Employment (as defined in the Plan).

         c. LAPSE OF RESTRICTION PERIOD. The forfeiture provision described in Section 5a. shall, subject to the Participant's continuous employment with the Company through the applicable date of lapse, lapse during the Restriction Period with respect to the Applicable Percentage of the Restricted Stock. For purposes of this Award Agreement, the "APPLICABLE PERCENTAGE" means the greater of

                  i. (1) 0% if the Participant's termination of employment occurs on or before the first anniversary hereof; (2) 15% if the termination occurs on or after the first anniversary hereof but before the second anniversary hereof; (3) 35% if the termination occurs on or after the second anniversary hereof but before the third anniversary hereof; (4) 65% if the termination occurs after the third anniversary hereof but before the fourth anniversary hereof; (5) 85% if the termination occurs on or after the fourth anniversary hereof but before the fifth anniversary hereof; and (6) 100% if the termination occurs on or after the fifth anniversary hereof; or

                  ii. (1) 50% if the Fair Market Value (as defined in the Plan) during any five consecutive trading days during the Restriction Period equals or exceeds $5.00 and
                           (2) 100% if the Fair Market Value during any five consecutive trading days during the Restriction Period equals or exceeds $6.00.

6.       MISCELLANEOUS.

         a. NOTICES. All notices and other communications required or permitted to be given under this Award Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the



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                  Company, or the Participant, as the case may be, at the
                  following addresses or to such other address as the Company, or the Participant, as the case may be, shall specify by notice to the others:

                  IF TO THE PARTICIPANT, to him at the address indicated in the records of the Company or the address which the Participant has most recently communicated to the Company in writing.

                  IF TO THE COMPANY:

                  AT&T Latin America Corp.
                  220 Alhambra Circle, Suite 900
                  Coral Gables, Florida 33134
                  Attention: Executive Vice-President, Human Resources

                  All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

         b. BINDING EFFECT; BENEFITS. This Award Agreement shall be binding upon the parties to this Award Agreement and their respective successors and assigns and shall inure to the benefit of the parties to the Award Agreement, and their respective successors and assigns.

         c.       WAIVER; AMENDMENT.

                  i. WAIVER. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Award Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Award Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Award Agreement. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's or beneficiary's rights or privileges hereunder or shall be deemed a waiver of such party's or beneficiary's rights to exercise the same at any subsequent time or times hereunder.



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                  ii.      AMENDMENT. This Award Agreement may not be amended,
                           modified or supplemented orally, but only by a written instrument executed by the Participant and the Company

         d. ASSIGNABILITY. Neither this Award Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other parties.

         e. APPLICABLE LAW. THIS AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

         f. SECTION AND OTHER HEADINGS, ETC. The section and other headings contained in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

         g. COUNTERPARTS. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement as of the date first above written.


                                    AT&T LATIN AMERICA CORP.

                                    By:  /s/ Marie Santana
                                         --------------------------------------
                                         Name:  Marie Santana
                                         Title: Vice President, Human Resources


                                    THE PARTICIPANT:

                                    /s/ Patricio E. Northland
                                    -----------------------------
                                    Patricio E. Northland